Materion Corporation Reports Record Fourth Quarter and Full-Year 2022 Financial Results and Provides 2023 Outlook

MAYFIELD HEIGHTS, Ohio - February 16, 2023 - Materion Corporation (NYSE: MTRN) today reported record fourth quarter and full-year 2022 financial results, provided 2023 earnings guidance, and shared an update on key strategic initiatives.

Fourth Quarter 2022 Highlights
•Net sales were $434.6 million; value-added sales1 increased 30% year over year to a record $309.2 million
•Operating profit was $39.2 million; adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was a record at $55.6 million, or 18.0% of value-added sales, a 120-basis point margin expansion year over year
•Net income of $1.38 per share, diluted; adjusted earnings per share of $1.49, up 32% year over year and an all-time record for the Company

Full Year 2022 Highlights
•Net sales were $1.76 billion; value-added sales were a record $1.14 billion, up 33% from the prior year
•Operating profit was $119.8 million; adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was an annual record at $196.0 million, or 17.1% of value-added sales
•Net income of $4.14 per share, diluted; record adjusted earnings per share of $5.27, up 30% from prior year

Announcing Two New Customer Partnerships
*Secured a customer funded project with a $15 million upfront investment to expand production capabilities to supply critical materials for clean energy power generation
*Awarded a 3-year supply agreement, with an initial $10 million order, to supply materials for space propulsion systems

“Our people continue to execute exceptionally well, growing our pipeline of organic initiatives, building out a leading-edge portfolio and developing new and deeper partnerships with our customers” Jugal Vijayvargiya, Materion President and CEO said. “Our global team continues to raise the bar for performance, delivering another quarter of outstanding results, capping off another record year for our company.”

“This year we made many important advancements in our transformation, starting with the successful integration of HCS Electronic Materials, where the power of our combined teams is generating value beyond our expectations,” Vijayvargiya added. “The combination of our organic and inorganic initiatives has led to eleven consecutive quarters of top line growth and has positioned us well to continue our growth trajectory in 2023.”

FOURTH QUARTER 2022 RESULTS
Net sales for the quarter were $434.6 million, compared to $397.2 million in the prior year period. Value-added sales of $309.2 million were a quarterly record, up 30% from the prior year. In addition to the benefit of the HCS-Electronic Materials acquisition, organic2 value-added sales were up 26% driven by strong performance across several major end markets including industrial, energy and aerospace, as well as contribution from the precision clad strip project.
Operating profit for the quarter was $39.2 million and net income was $28.8 million, or $1.38 per diluted share, compared to operating profit of $15.5 million and net income of $19.7 million, or $0.95 per diluted share in the prior year period.
Excluding special items, detailed in the attached tables, adjusted EBITDA was $55.6 million in the quarter, another quarterly record for the company, compared to $39.8 million in the prior year. The increase was driven by higher volume and favorable pricing more than offsetting cost inflation.
Adjusted net income was $30.9 million excluding acquisition amortization, or $1.49 per diluted share, an increase of 32% compared to $1.13 per share in the prior year period.

FULL-YEAR 2022 RESULTS
Net sales were $1.76 billion, an increase of 16% as compared to the prior year. Value-added sales of $1.14 billion were up 33% from the prior year. Double-digit organic value-added sales growth across most major end markets, as well as incremental sales related to the acquisition of HCS-Electronic Materials drove the increase.
Operating profit for the full year was $119.8 million and net income was $86.0 million, or $4.14 per diluted share, compared to operating profit of $77.1 million and net income of $72.5 million, or $3.50 per diluted share in the prior year period.
Excluding special items, detailed in the attached tables, adjusted EBITDA was $196.0 million for the full year, another annual record for the company, compared to $143.6 million in the prior year. The significant increase was driven mainly by higher volume, favorable pricing more than offsetting cost inflation and the benefit of the HCS Electronic Materials acquisition.
Adjusted net income was $109.5 million excluding acquisition amortization, or $5.27 per diluted share, an increase of 30% compared to $4.06 per share in the prior year period.

OUTLOOK
Despite an expectation of short-term softness in certain markets, we expect another year of strong end market outgrowth as a direct result of our organic initiatives. With this, we are guiding to the range of $5.50 to $5.90 for full year 2023 adjusted earnings per share, an increase of 8% at the midpoint versus the prior year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 7 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 16, 2023. The conference call will be available via webcast through the Company’s website at www.materion.com.By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 450253. A replay of the call will be available until March 2, 2023 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 46830. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 Organic results exclude the impact of both acquisition and currency

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,400 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including inflationary pressures, potential future recessionary conditions, and the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2021 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$434,578	$397,231	$1,757,109	$1,510,644
Cost of sales	336,159	324,159	1,413,229	1,226,882
Gross margin	98,419	73,072	343,880	283,762
Selling, general, and administrative expense	46,672	45,746	169,338	163,777
Research and development expense	6,881	7,411	28,977	26,575
Restructuring expense (income)	13	(60)	1,573	(438)
Other — net	5,662	4,465	24,237	16,737
Operating profit	39,191	15,510	119,755	77,111
Other non-operating (income) expense—net	(1,738)	(1,283)	(5,250)	(5,115)
Interest expense — net	7,580	2,421	21,905	4,901
Income before income taxes	33,349	14,372	103,100	77,325
Income tax (benefit) expense	4,585	(5,311)	17,110	4,851
Net income	$28,764	$19,683	$85,990	$72,474
Basic earnings per share:
Net income per share of common stock	$1.40	$0.96	$4.19	$3.55
Diluted earnings per share:
Net income per share of common stock	$1.38	$0.95	$4.14	$3.50
Weighted-average number of shares of common stock outstanding:
Basic	20,537	20,445	20,511	20,422
Diluted	20,790	20,732	20,760	20,689

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$13,101	$14,462
Accounts receivable, net	215,211	213,819
Inventories, net	423,080	361,115
Prepaid and other current assets	39,056	37,856
Total current assets	690,448	627,252
Deferred income taxes	3,265	5,431
Property, plant, and equipment	1,209,205	1,132,223
Less allowances for depreciation, depletion, and amortization	(760,440)	(723,248)
Property, plant, and equipment—net	448,765	408,975
Operating lease, right-of-use assets	64,249	63,096
Intangible assets	143,219	156,736
Other assets	22,535	27,369
Goodwill	319,498	318,620
Total Assets	$1,691,979	$1,607,479
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$21,105	$15,359
Accounts payable	107,899	86,243
Salaries and wages	35,543	37,544
Other liabilities and accrued items	54,993	53,388
Income taxes	3,928	4,205
Unearned revenue	15,496	7,770
Total current liabilities	238,964	204,509
Other long-term liabilities	12,181	14,954
Operating lease liabilities	59,055	57,099
Finance lease liabilities	13,876	16,327
Retirement and post-employment benefits	20,422	33,394
Unearned income	107,736	97,962
Long-term income taxes	665	1,190
Deferred income taxes	28,214	27,216
Long-term debt	410,876	434,388
Shareholders’ equity	799,990	720,440
Total Liabilities and Shareholders’ Equity	$1,691,979	$1,607,479

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(Thousands)	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$85,990	$72,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	53,436	44,137
Amortization of deferred financing costs in interest expense	1,734	967
Stock-based compensation expense (non-cash)	8,813	6,517
Amortization of pension and post-retirement costs	(146)	437
(Gain) loss on sale of property, plant, and equipment	14	(282)
Deferred income tax (benefit) expense	1,733	(12,957)
Net pension curtailments and settlements	(551)	—
Changes in assets and liabilities, net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(4,377)	(30,490)
Decrease (increase) in inventory	(63,986)	(43,458)
Decrease (increase) in prepaid and other current assets	(1,604)	(3,855)
Increase (decrease) in accounts payable and accrued expenses	12,860	40,219
Increase (decrease) in unearned revenue	207	106
Increase (decrease) in interest and taxes payable	154	(220)
Increase (decrease) in unearned income due to customer prepayments	21,942	13,752
Other — net	(261)	2,894
Net cash provided by operating activities	115,958	90,241
Cash flows from investing activities:
Payments for acquisition, net of cash acquired	(2,971)	(392,240)
Payments for purchase of property, plant, and equipment	(77,608)	(102,910)
Proceeds from sale of property, plant, and equipment	850	881
Net cash used in investing activities	(79,729)	(494,269)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	(9,046)	118,297
Proceeds from issuance of debt	9,276	300,000
Repayment of debt	(19,299)	(2,054)
Principal payments under finance lease obligations	(2,736)	(2,819)
Cash dividends paid	(10,160)	(9,697)
Deferred financing costs	—	(7,403)
Payments of withholding taxes for stock-based compensation awards	(3,593)	(3,318)
Net cash provided by (used in) financing activities	(35,558)	393,006
Effects of exchange rate changes	(2,032)	(394)
Net change in cash and cash equivalents	(1,361)	(11,416)
Cash and cash equivalents at beginning of period	14,462	25,878
Cash and cash equivalents at end of period	$13,101	$14,462

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Sales
Performance Materials(1)	$197.6	$136.4	$671.5	$511.9
Electronic Materials(1)	209.3	228.3	971.9	866.8
Precision Optics	27.7	32.5	113.7	131.9
Other	—	—	—	—
Total	$434.6	$397.2	$1,757.1	$1,510.6

Less: Pass-through Metal Cost
Performance Materials(1)	$20.0	$20.6	$82.0	$71.5
Electronic Materials(1)	105.3	138.7	529.9	577.7
Precision Optics	—	—	0.1	0.1
Other	0.1	0.5	1.5	1.6
Total	$125.4	$159.8	$613.5	$650.9

Value-added Sales (non-GAAP)
Performance Materials(1)	$177.6	$115.8	$589.5	$440.4
Electronic Materials(1)	104.0	89.6	442.0	289.1
Precision Optics	27.7	32.5	113.6	131.8
Other	(0.1)	(0.5)	(1.5)	(1.6)
Total	$309.2	$237.4	$1,143.6	$859.7

Gross Margin
Performance Materials(1)(2)	$57.7	$33.0	$175.1	$132.4
Electronic Materials(1)(2)	31.5	27.3	131.5	100.8
Precision Optics	9.2	12.5	37.3	51.0
Other	—	0.3	—	(0.4)
Total(2)	$98.4	$73.1	$343.9	$283.8
(1)The Company changed two segment names during the first quarter of 2022: Performance Alloys and Composites became Performance Materials, and Advanced Materials became Electronic Materials. See further discussion in the Form 10-Q for the period ended April 1, 2022.

(2)Adjusted gross margin without special items impacting COGS for Performance Materials for the twelve months ended December 31, 2022 and December 31, 2021 was $181.8 million and $134.0 million, respectively. Adjusted gross margin without special items impacting COGS for Electronic Materials for the twelve months ended December 31, 2022 and December 31, 2021 was $136.6 million and $104.2 million, respectively. Consolidated adjusted gross margin without special items impacting COGS for the twelve months ended December 31, 2022 and December 31, 2021 was $355.6 million and $289.6 million, respectively. For the fourth quarter of 2021, adjusted gross margin without special items impacting COGS for Performance Materials and Electronic Materials was $34.7 million and $30.7 million, respectively.

Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating Profit (Loss)
Performance Materials	$37.6	$16.2	$101.4	$67.9
Electronic Materials	12.3	8.8	51.3	35.3
Precision Optics	1.1	3.7	1.9	14.2
Other	(11.8)	(13.2)	(34.8)	(40.3)
Total	$39.2	$15.5	$119.8	$77.1

Non-Operating (Income) Expense
Performance Materials	$0.1	$0.2	$0.5	$0.6
Electronic Materials	—	—	—	0.1
Precision Optics	(0.6)	(0.2)	(1.3)	(0.8)
Other	(1.2)	(1.3)	(4.4)	(5.0)
Total	$(1.7)	$(1.3)	$(5.2)	$(5.1)

Depreciation, Depletion, and Amortization
Performance Materials	$6.8	$5.0	$24.3	$21.7
Electronic Materials	4.2	3.4	16.5	9.6
Precision Optics	2.7	2.7	10.5	10.9
Other	0.5	0.6	2.1	2.0
Total	$14.2	$11.7	$53.4	$44.2

Segment EBITDA
Performance Materials	$44.3	$21.0	$125.2	$89.0
Electronic Materials	16.5	12.2	67.8	44.8
Precision Optics	4.4	6.6	13.7	25.9
Other	(10.1)	(11.3)	(28.3)	(33.3)
Total	$55.1	$28.5	$178.4	$126.4

Special Items
Performance Materials	$—	$1.6	$6.8	$1.6
Electronic Materials	0.6	3.7	8.2	3.7
Precision Optics	(0.4)	—	0.3	0.4
Other	0.3	6.0	2.3	11.5
Total	$0.5	$11.3	$17.6	$17.2

Adjusted EBITDA Excluding Special Items
Performance Materials	$44.3	$22.6	$132.0	$90.6
Electronic Materials	17.1	15.9	76.0	48.5
Precision Optics	4.0	6.6	14.0	26.3
Other	(9.8)	(5.3)	(26.0)	(21.8)
Total	$55.6	$39.8	$196.0	$143.6
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	% of VA	December 31, 2021	% of VA	December 31, 2022	% of VA	December 31, 2021	% of VA
Net sales	$434.6		$397.2		$1,757.1		$1,510.6
Pass-through metal cost	125.4		159.8		613.5		650.9
Value-added sales	$309.2		$237.4		$1,143.6		$859.7

Net income	$28.8	9.3%	19.7	8.3%	$86.0	7.5%	$72.5	8.4%
Income tax expense	4.5	1.5%	(5.3)	(2.2)%	17.1	1.5%	4.8	0.6%
Interest expense - net	7.6	2.5%	2.4	1.0%	21.9	1.9%	4.9	0.6%
Depreciation, depletion and amortization	14.2	4.6%	11.7	4.9%	53.4	4.7%	44.2	5.1%
Consolidated EBITDA	$55.1	17.8%	$28.5	12.0%	$178.4	15.6%	$126.4	14.7%

Special items
Restructuring and cost reduction	$—	—%	$—	—%	$1.5	0.1%	$0.4	—%
Pension settlement	(0.5)	(0.2)%	—	—%	(0.5)	—%	—	—%
Additional start up resources and scrap	—	—%	—	—%	4.1	0.4%	—	—%
Merger and acquisition costs	1.0	0.3%	11.3	4.8%	12.5	1.1%	16.8	2.0%
Total special items	0.5	0.2%	11.3	4.8%	17.6	1.5%	17.2	2.0%
Adjusted EBITDA	$55.6	18.0%	$39.8	16.8%	$196.0	17.1%	$143.6	16.7%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions, additional start up resources and scrap and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	Diluted EPS	December 31, 2021	Diluted EPS	December 31, 2022	Diluted EPS	December 31, 2021	Diluted EPS
Net income and EPS	$28.8	$1.38	$19.7	$0.95	$86.0	$4.14	$72.5	$3.50

Special items
Restructuring and cost reduction	—		—		1.5		0.4
Additional start up resources and scrap	—		—		4.1		—
Merger and acquisition costs	1.0		11.3		12.5		16.8
Pension settlement	(0.5)				(0.5)
Provision for income taxes (1)	(0.8)		(9.6)		(3.9)		(10.9)
Total special items	(0.3)	(0.01)	1.7	0.08	13.7	0.66	6.3	0.31
Adjusted net income and adjusted EPS	$28.5	$1.37	$21.4	$1.03	$99.7	$4.80	$78.8	$3.81
Acquisition amortization (net of tax)	2.4	0.12	2.0	0.10	9.8	0.47	5.2	0.25
Adjusted net income and adjusted EPS excl. amortization	$30.9	$1.49	$23.4	$1.13	$109.5	$5.27	$84.0	$4.06
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	% of VA	December 31, 2021	% of VA	December 31, 2022	% of VA	December 31, 2021		% of VA
Net sales	$197.6		$136.4		$671.5		$511.9
Pass-through metal cost	20.0		20.6		82.0		71.5
Value-added sales	$177.6		$115.8		$589.5		$440.4

EBITDA	$44.3	24.9%	$21.0	18.1%	$125.2	21.2%	$89.0		20.2%
Additional start up resources and scrap	—	—%	—	—%	4.1	0.7%	—		—%
Merger and acquisition costs	—	—%	1.6	1.4%	2.7	0.5%	1.6		0.4%
Adjusted EBITDA	$44.3	24.9%	$22.6	19.5%	$132.0	22.4%	$90.6		20.6%

Electronic Materials
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	% of VA	December 31, 2021	% of VA	December 31, 2022	% of VA	December 31, 2021		% of VA
Net sales	$209.3		$228.3		$971.9		$866.8
Pass-through metal cost	105.3		138.7		529.9		577.7
Value-added sales	$104.0		$89.6		$442.0		$289.1	$—

EBITDA	$16.5	15.9%	$12.2	13.6%	$67.8	15.3%	$44.8		15.5%
Restructuring and cost reduction	—	—%	—	—%	0.8	0.2%	—		—%
Merger and acquisition costs	0.6	0.6%	3.7	4.1%	7.4	1.7%	3.7		1.3%
Adjusted EBITDA	$17.1	16.4%	$15.9	17.7%	$76.0	17.2%	$48.5		16.8%

Precision Optics
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	% of VA	December 31, 2021	% of VA	December 31, 2022	% of VA	December 31, 2021		% of VA
Net sales	$27.7		$32.5		$113.7		$131.9
Pass-through metal cost	—		—		0.1		0.1
Value-added sales	$27.7		$32.5		$113.6		$131.8

EBITDA	$4.4	15.9%	$6.6	20.3%	$13.7	12.1%	$25.9		19.7%
Restructuring and cost reduction	—	—%	—	—%	0.6	0.5%	0.4		0.3%
Pension settlement	(0.5)	(1.8)%	—	—%	(0.5)	(0.4)%
Merger and acquisition costs	0.1	0.4%	—	—%	0.2	0.2%	—		—%
Adjusted EBITDA	$4.0	14.4%	$6.6	20.3%	$14.0	12.3%	$26.3		20.0%

Other
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2022	% of VA	December 31, 2021	% of VA	December 31, 2022	% of VA	December 31, 2021		% of VA
EBITDA	$(10.1)		$(11.3)		$(28.3)		$(33.3)
Restructuring and cost reduction	—		—		0.1		—
Merger and acquisition costs	0.3		6.0		2.2		11.5
Adjusted EBITDA	$(9.8)		$(5.3)		$(26.0)		$(21.8)